EXHIBIT 4.1

Registry Number: C21213-96


                            Certificate of Amendment
                          of Articles of Incorporation
                            (After Issuance of Stock)

                         INTEGRATED FOOD RESOURCES, INC.


         We the undersigned, Alain de la Motte, President, and James McKenzie, Secretary, of Integrated Food Resources, Inc., do hereby certify:

         That the Board of Directors of said corporation by unanimous consent action without a meeting pursuant to NRS 78.315 on March 25, 1999, adopted resolutions to amend the original articles as follows:


         Article 3 is hereby amended to read as described in the attached Exhibit "A" which is incorporated by reference.


         The number of shares of common stock of the corporation outstanding and entitled to vote on the amendments to the Articles of Incorporation is 16,184,643; that the said changes and amendments have been consented to and approved by the majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                                    /s/ Alain de la Motte
                                                    ---------------------
                                             Alain de la Motte, President


                                                James McKenzie, Secretary

State of Oregon
County of Washington


         On March 31, 1999, personally appeared before me, a Notary Public, Alain de la Motte, who acknowledged that he executed the foregoing instrument.


OFFICIAL SEAL
ORRIE H. OLSON                                     /s/ Orrie H. Olson
NOTARY PUBLIC - OREGON                       Notary Public for Oregon
COMMISSION NO.047443
MY COMMISSION EXPIRES SEPT. 26, 1999
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Registry Number: C21213-96


                           Certificate of Restatement
                          of Articles of Incorporation
                            (After Issuance of Stock)

                         INTEGRATED FOOD RESOURCES, INC.


         We the undersigned, Alain de la Motte, President, and James McKenzie, Secretary, of Integrated Food Resources, Inc., do hereby certify:

         That the Board of Directors of said corporation by unanimous consent action without a meeting pursuant to NRS 78.315 on March 25, 1999, adopted resolutions to amend the original articles as follows:


         Article 3 is hereby amended to read as described in the attached Exhibit "A" which is incorporated by reference.


         The number of shares of common stock of the corporation outstanding and entitled to vote on the amendments to the Articles of Incorporation is 16,184,643; that the said changes and amendments have been consented to and approved by the majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.




                                            Alain de la Motte, President

                                                      /s/ James McKenzie
                                                      ------------------
                                               James McKenzie, Secretary

State of Oregon
County of Washington


         On March 25, 1999, personally appeared before me, a Notary Public, James McKenzie, who acknowledged that he executed the foregoing instrument.


OFFICIAL SEAL
MARK E. FOSTER                                    /s/ Mark E. Foster
                                                  ------------------
NOTARY PUBLIC - OREGON                      Notary Public for Oregon
COMMISSION NO. 310872
MY COMMISSION EXPIRES MARCH 24, 2002
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         3.1      Issuance of Common and Preferred Stock in Series

         The Common Stock and Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and re1ative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the board of directors.

                  3.1.1    Dividends

                  Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends out of the funds of the corporation legally available therefor at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the board of directors. The holders of shares of the Preferred Stock shall be entitled to receive dividends to the extent provided herein or by the board of directors in designating the particular series of Preferred Stock. The holders of shares of the Common Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this Section.

                  3.1.2    Voting

                  To the extent provided herein or by resolution or resolutions of the board of directors providing for the issue of a class or series of Common Stock or Preferred Stock, the holders of each such class or series shall have the right to vote for the election of members of the board of directors of the corporation and the right to vote on all other matters, except those matters as to which Nevada law of these Articles provide for a separate vote.

                  3.1.3    Issuance of Shares

                  The corporation may from time to time issue any authorized and unissued shares of Common Stock or Preferred Stock for such consideration as may be fixed from time to time by the board of directors, without action by the shareholders. The board of directors may provide for payment therefor to be received by the corporation in cash, property, services or such other consideration as is approved by the board of directors. Any and all such shares of Common Stock or Preferred Stock, the issuance of which has been so authorized, and for which consideration so fixed by the board of directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

         3.2      Designation of Class A Common Stock and Class B Common Stock

                  3.2.1    Designation

                  The series of Class A Common Stock, consisting of up to 50,000,000 shares, par value $.001, and the series of Class B Common Stock, consisting of up to 50,000,000, par value $.001, shall be designated herein as the "Class A Common Stock" and the

                                    EXHIBIT A
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"Class B Common Stock", respectively. The Class A Common Stock and the Class B
Common Stock are sometimes collectively referred to herein as "Common Stock". The powers, preferences, rights and qualifications, limitations and restrictions of the Common Stock are as follows:

                  3.2.2    Dividends

                  Dividends shall be declared and set aside for any shares of the Common Stock only upon resolution of the Board of Directors.

                  3.2.3    Liquidation Rights

                  Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets available for distribution to the Common Stock shall be distributed in the order and amounts described in Section 3.3.8.

                  3.2.4 Voting Power

                  Each holder of Class A Common Stock shall be entitled to one vote for each share of Common Stock held at the record date for the determination of Common Stockholders entitled to vote on such matter or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is marked, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Class B Common Stock shall carry no voting power.

         3.3      Designation of Series A Convertible Preferred Stock

                  3.3.1    Designations

                  The series of Series A Convertible Preferred Stock, consisting of 10,000,000 shares, par value $.001, authorized herein, shall be designated herein as the "Series A Stock". The powers, preferences and rights and the qualifications, limitations and restrictions of the Series A Stock are as follows:

                  3.3.2    Dividends

                  Dividends shall be declared and set aside for any shares of the Series A Stock in the same manner as the Common Stock.

                  3.3.3    Voting Power

                  Each holder of Series A Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Stock could be converted at the record date for the determination of shareholders entitled to vote on such matter or,

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if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly provided by the Nevada Business Corporation Act, the holders of shares of Series A Stock, any other series of preferred Stock, and Common Stock shall vote together as a single class on all matters.

                  3.3.4    Liquidation Rights

                  Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the order and amounts described in Section 3.3.8.

                  3.3.5    Conversion Rights

                  The holders of the Series A Stock shall have the following rights with respect to the conversion of Series A Stock into shares of Common
Stock:

                  a.       General

                           (i)      Voluntary Conversion.  Shares of the Series
A Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Class A Common Stock as are equal to the product obtained by multiplying the Series A Conversion Rate (determined under Section 3.3.5b) by the number of shares of Series A Stock being converted.

                            (ii)    Mandatory Conversion.  Each share of Series
A Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into which such Series A Stock is convertible pursuant to Section 3.3.5a(i) upon the earlier of, (A) immediately prior to the closing of a firmly underwritten, public offering by the corporation of its Common Stock, registered under the Securities Act of 1933, as amended, or (B) upon the demand of the corporation upon thirty (30) day's written notice.

                  b. Conversion Rate. The conversion rate for Series A Stock in effect at anytime (the "Series A Conversion Rate") shall equal $2.00 divided by the Series A Conversion Price, calculated as provided in Section 3.3.5c.

                  c. Conversion Price. The conversion price for Series A Stock shall initially be $1.00 (the "Series A Conversion Price"). The Series A Conversion Price shall be adjusted from time to time in accordance with Section 3.3.5d.

                  d.       Adjustments to Applicable Conversion Price.

                           (i)      Extraordinary Common Stock Event.  Upon the
happening of an Extraordinary Common Stock Event (as defined below) after the date of the initial issuance of any shares of Series A Stock, the Series A Conversion Price shall simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Price. The Series A Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                                    "Extraordinary Common Stock Event" shall
mean (i) the issuance of additional Shares of Common Stock as a dividend or other distribution on outstanding Common Stock of the corporation, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                           (ii)     Sale of Shares Below Applicable Conversion
Price.

                                    (A)     If the corporation shall issue any
Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series A Conversion Price in effect upon such issuance (except as otherwise provided in this Section 3.3.5d(ii) shall be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                                            (x)      an amount equal to the sum
of (1) the result obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options) by the Series A Conversion price then in effect, and (2) the aggregate consideration, if any, received by the corporation upon the issuance of such Additional Stock;

                                            (y)      the number of shares of
Common Stock of the corporation outstanding immediately after such issuance (including the shares deemed outstanding as provided above).

                                    (B) No adjustment of the Series A Conversion
Price shall be made in an amount less than $.000l share, provided, that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made to the Series A Conversion Price. Except as provided in Sections 3.3.5d(ii)(E)(3) and (4) below, no adjustment of the Series A Conversion Price shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment.

                                    (C) In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the board of directors irrespective of any accounting treatment.

                                    E)     In the case of the issuance of
options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (which options, rights, convertible or exchangeable securities are not excluded front the definition of Additional Stock except as provided in Section 3.3.5d(iii)(B)), the following provisions shall apply:

                                            (1)      the aggregate maximum
number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration (determined in the manner provided in Sections 3.3.5d(iii)(C) and (D) above) received by the corporation upon the issuance of such options or rights plus the purchase price provided in such options or rights for the Common Stock covered thereby, but no further adjustment to the Series A Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of such options or tights in accordance with their terms;

                                            (2)      the aggregate maximum
number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable Securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by the corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 3.3.5d(iii)(C) and (D) above), but no further adjustment to the Series A Conversion Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

                                            (3)      if such options, rights or
convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation or any decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustment to the Series A Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

                                            (4)      upon the expiration of any
such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; and

                                            (5)      if any such options or
rights shall be issued in connection with the issue and sale of other securities of the corporation, together compromising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options or rights shall be deemed to have been issued for such consideration as determined in good faith by the board of directors.

                           (iii) "Additional Stock" shall mean any shares of
Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued, or deemed to have been issued pursuant to Section 3.3.5d(iii)(E), by the corporation after the date of initial issuance of any Series A Stock other than:

                                    (A) Common Stock issued pursuant to a
transaction described in Section 3.3.5d(i);

                                    B)     Shares of Common Stock issued or
issuable to employees, consultants or directors of the corporation directly or pursuant to the corporation's Stock Incentive Plan, as amended from time to time, or other restricted stock plan to the extent such issuances are approved by the board of directors of the corporation;

                                    (C) Common Stock issued or issuable upon
conversion of Series A Stock; and

                                    D)     Common Stock issued or issuable upon
conversion or exercise of any Securities convertible into or exchangeable or exercisable for shares of Common Stock, other than Common Stock issued or issuable upon conversion of Series A stock, provided, that such securities are designated as excluded from the definition of Additional Stock by the vote or written consent of holders of a majority of the Series A Stock.

                  e. Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Stock shall be changed into the same or different number of shares of any class or classes of stock of the corporation, whether by capital reorganization, reclassification or otherwise (other than an Extraordinary Common Stock Event provided for in Section 3.3.5d), then and in each such event the holders of each share of Series A Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series A Stock have been converted immediately prior to such reorganization, reclassification or change, all subject to adjustment as provided herein.

                  f. Accountant's Certificate as to Adjustments; Notice by The Corporation. In each case of an adjustment or readjustment of the Series A Conversion Rate, the corporation at its expense will furnish each holder of Series A Stock with a certificate, prepared by independent public accountants of recognized standing if so required by such holder, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

                  g. Exercise of Conversion Privilege. To exercise its conversion privilege, each holder of Series A Stock shall surrender the certificate or certificates representing the shares being converted to the corporation at its principal office, and shall give written notice to the corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series

A Stock surrendered for conversion shall be accompanied by proper assignment thereof to the corporation or in blank. The date when such written notice is received by the corporation, together with the certificate or certificates representing the shares of Series A Stock being converted, shall be the "Series A Conversion Date". As promptly as practicable after the Series A Conversion Date, the corporation shall issue and shall deliver to the holder of the shares of Series A Stock being converted, or on its written order such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Stock in accordance with the provisions of this Section 3.3.5, cash in the amount of all declared and unpaid dividends on such shares of Series A Stock up to and including the Series A Conversion Date, and cash, as provided in Section 3.3.5g, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Series A Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  h. Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Stock, but the corporation shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the board of directors) at the close of business on the Series A Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Stock being converted at any one time by any holder thereof, not upon each share of Series A Stock being converted.

                  i. Partial Conversion. In the event some but not all of the shares of Series A Stock represented by a certificate or certificates surrendered by a holder are converted, the corporation shall execute and deliver to or on the order of the holder, at the expense of the corporation, a new certificate representing the shares of Series A Stock that were not converted.

                  j. Reservation of Common Stock. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  k. No Impairment. T he corporation will not, by amendment of its certificate of incorporation or through any reorganization. transfer of assets consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Stock against impairment.

                  3.3.6    Reissuance of Stock

                  No share or shares of Series A Stock redeemed, converted, purchased or otherwise acquired by the corporation shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the corporation shall be authorized to issue. The corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Stock accordingly.

                  3.3.7    Redemption

                  The corporation shall not have the right to call for redemption of all or any part of the Series A Stock. However, the corporation shall have the right to purchase shares of Series A Stock pursuant to agreements within the holders thereof when such purchases are approved by the board of directors.

                  3.3.8    Liquidation Rights

                  Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

                  a.       General

                           (i)      Series A Stock.  First, the holders of

shares of Series A Stock shall be entitled to receive $1.00 (appropriately adjusted for any stock dividend, split or combination of such Series A Stock) for each outstanding share of Series A Stock held by them plus any declared but unpaid dividends per share on such outstanding shares of Series A Stock (the "Series A Liquidation Amount"). If upon the occurrence of such event the assets of the corporation shall be insufficient to permit the payment of the full Series A Liquidation Amount, then the assets of the corporation available for distribution shall be distributed ratably among the holders of the Series Stock in the same proportions as the aggregate of the Series A Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Series A Liquidation Amount that would otherwise be payable to all such holders, and no distribution to other shareholders of the corporation shall be made. Upon the completion of the distribution of the full Series A Liquidation Amount, if assets remain in the corporation, such remaining assets shall be distributed as set forth in Sections 3.3.8a(ii) and 3.3.8a(iii).

                           (ii)     Common Stock.  Second, subject to payment in
full of the Series A Liquidation Amount, the holders of shares of Class A Common Stock shall be entitled to receive $1.00, appropriately adjusted for any stock dividend, split or combination of such Common Stock for each outstanding share of Common Stock held by them (the "Class A Common Stock Liquidation Amount"). After payment of the Class A Common Stock Liquidation Amount, the holder of Class B Common Stock shall be entitled to receive $1.00, appropriately adjusted for any stock dividend, split or combination of such Common Stock for each outstanding share of Common Stock held by them. If upon the occurrence of such event, the assets of the corporation shall be insufficient to permit the payment of the full Common Stock Liquidation Amount, then the assets of the corporation available for distribution shall be distributed ratably among the holders of the Common Stock in the same proportions as the aggregate of the Common Stock Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Common Stock Liquidation Amount that would otherwise be payable to all such holders, and no further distribution to other shareholders of the corporation shall be made. Upon the completion of the preferential rights granted for any subsequent series of Preferred Stock and the full Common Stock Liquidation Amount, if assets remain in the corporation, such remaining assets shall be distributed as set forth in Section 3.3.8a(iii).

                           (iii) Participation. Finally, subject to the payment
in full of Series A Liquidation Amount,
any other preferred rights granted for any subsequent series of Preferred Stock, and the payment in full of the Common Stock Liquidation Amount as provided in
Section 3.3.8a(ii), if assets remain in the corporation, such remaining assets shall be distributed to the holders of shares of Common Stock together, who shall each be entitled to receive their Pro Rata Amount; provided that the rights of the holders of shares of Common Stock are subject to any preferential rights granted for any subsequent series of Preferred Stock. "Pro Rata Amount" means that portion of remaining assets to which a group would be entitled based on its percentage of the number of shares of Common Stock outstanding and the number of shares of Common Stock into which the outstanding shares of Series A Stock could then be converted.

                  b. Treatment of Sales of Assets or Acquisitions. The sale of all or substantially all of the assets of the corporation or the acquisition of the corporation by another entity by means of merger, consolidation or otherwise, resulting in the exchange of the outstanding shares, of the corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates, shall be regarded as a liquidation within the meaning of this Section 3.3.8.

         c. Distributions Other Than Cash. Whenever the distribution provided for in this Section 3.3.8 shall be payable in property other than cash the value of such distribution shall be the fair market value of such property as determined in good faith by the board of directors.